                                                                Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 6, 1998, relating to the consolidated financial statements of American Xtal Technology, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


San Jose, California
April 23, 1998